LEGAL OPINIONS


October 21, 1999


CONFIDENTIAL

The Board of Directors
Albara Corporation
610 South Frazier
Conroe, TX 77301

  Re: Plan and Agreement of Merger dated October 21, 1999 between Albara Corporation, Leapfrog Merger, Inc. and
         Leapfrog Smart Products, Inc.

Ladies and Gentlemen:

We render herewith our opinion as to certain matters pursuant to the Plan and Agreement of Merger dated October 21, 1999 (the "Plan"), made by and among LEAPFROG MERGER, INC. (the Surviving Corporation ) a wholly-owned subsidiary of ALBARA CORPORATION, a Colorado corporation ("Albara"), and LEAPFROG SMART PRODUCTS, NC., a Florida corporation (the "Disappearing Corporation"), involved in the Section 4(2), 4(6) or Regulation D private placement of common shares of Albara (the "Shares"), conducted in compliance with the Securities Act of 1933 (the Act ).

In rendering our opinion, we have examined and relied upon the following:

     (a) The Articles of Incorporation of the Disappearing Corporation filed with the State of Florida.

     (b) The materials contained in the Plan, Bleed-Out Letter, Registration Rights Agreement, Disclosure Schedules, Employment Agreements, Consulting Agreement and Certificates of the Board of Directors (the "Confidential Documents") concerning the transactions contemplated thereby and the surrender by the Disappearing Corporation of all of its issued and outstanding common shares
          (the Surrendered Shares ) to the Surviving Corporation;


     (c) The Certificate of Good Standing dated October __, 1999, attached hereto as Exhibit "A" (the "Company's Certificate").

          The opinions expressed in subparagraphs three, four, six, seven and nine below, as to factual matters, are given in reliance upon the Company's Securities Certificates and the Certificate of the Board of Directors, attached hereto as Exhibit B , confirming the fully diluted capitalization of the Disappearing Corporation and all of its subsidiaries;

     (d) Such other documents and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

For the purposes of rendering this opinion, we have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed. Furthermore, we express no opinion as the validity of any of the assumptions, form, or content of any financial or statistical data contained in the Confidential Documents. We do not assume any obligation to advise officers, directors, their advisors or representatives of the parties to the Plan, beyond the opinions specifically expressed herein. The terms used in this opinion shall have the meaning ascribed to them in the Plan and other documents relied upon in rendering our opinion. As used in paragraphs five and nine hereof the phrase "of which we have knowledge" means that such knowledge is based solely upon conversations with representatives of the Disappearing Corporation and a review of our own files.

Based upon the foregoing assumptions, our review of the above documents and our reliance, as to factual matters, upon the representations in the Company's Board of Director Certificates, and subject to the qualifications listed herein, we are of the opinion that:

  1. The Disappearing Corporation is a duly organized and validly existing corporation under the laws of the State of Florida, and upon the filing of required state documents with the appropriate authorities, is fully authorized to transact the business in which it is engaged in accordance with the Plan and as described in the Confidential Documents.

  2. The Plan has been duly authorized, executed and delivered and is a valid and binding agreement of the Disappearing Corporation, having adequate authorization and having taken all action necessary to authorize the indemnification provisions contained therein; provided, however, that no opinion is rendered as to the validity or enforceability of such indemnification provisions insofar as they are or may be held to be violative of public policy (under either state or federal law) against such types of provisions in the context of the offer, offer for sale, or sale of securities.

  3. The Surrendered Shares, when transferred, will be validly and legally issued under the laws of the State of Florida. The Surrendered Shares, when transferred, will be fully paid and non-assessable.

  4. The Surrendered Shares, when transferred, will conform in all material respects to all statements concerning them contained in the Confidential Documents.

  5. The consummation of the transactions discussed in the Confidential Documents by the Disappearing Corporation will not result in any breach of any of the terms of, or constitute a default under, any mortgage, loan commitment, indenture, deed of trust, agreement or other instrument to which it is a party and of which we have knowledge, or violate, insofar as it is directed to the Disappearing Corporation, any order of any court or any federal or state regulatory body or administrative agency having jurisdiction over it or over its property and of which we have knowledge.

  6. To the best of our knowledge after making reasonable inquiry, there is not in existence, pending or threatened any action, suit or proceeding to which the Disappearing Corporation is a party, except as set forth in the Confidential Documents, before any court or governmental agency or body, which might, if decided adversely, materially affect the subject matter of the Plan or the financial condition, business or prospects of the Disappearing Corporation.


  7. The Disappearing Corporation has full power and authority to own its properties and conduct its business as described in the Confidential Documents, including, but not limited to, the full power and authority to transact business as a foreign corporation in the State of __________________________.

  8. The disclosures contained in the Confidential Documents, taken together with Albara's offer to the Disappearing Corporation to provide access to additional information, are sufficient to satisfy the "information requirements" of the registration exemptions under the Securities Act of 1933, as amended, assuming the receipt by the Disappearing Corporation of a copy of the Confidential Documents.

  9. Based upon the Disappearing Corporation s Certificate, we are unaware of any legal or governmental proceedings required to be described in the Confidential Documents which are not described therein or any contracts or documents of any character required to be described in the Confidential Documents which are not described as required.

Nothing herein shall constitute an opinion as to the laws of any state or jurisdiction other than the laws of the State of Florida and federal law regardless of the selected choice of law stated in any document discussed in this letter.

Our opinion is limited to the specific opinions expressed above.
No other opinions are intended to be inferred therefrom. This opinion is addressed to and is for the benefit solely of the Board of Directors, and no other person or persons shall be furnished a copy of this opinion or are entitled to rely on the contents herein without our express written consent; provided, however, that counsel to Albara shall be entitled to rely on this opinion. In the event that any of the facts are different from those which have been furnished to us and upon which we have relied, the conclusions as set forth above cannot be relied upon.


The opinions contained in this letter are rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

Very truly yours,


Nadeau & Simmons, P.C.



MTT/jet
cc: Charles D. Powell
    Real Provencher
    Randolph Tucker
    Dale Grogan

November __, 1999


Leapfrog Smart Products, Inc.
C/O Nadeau & Simmons, P.C.
1250 Turks Head Building
Providence, RI 02903

Re   Investment Representation Letter - Plan of
     Merger between Leapfrog Smart Products, Inc.
     and Albara Corporation

Gentlemen:

In connection with the exchange of all of the outstanding capital stock of Leapfrog Smart Products, Inc., a Florida corporation
(the "Company"), of which I am a stockholder, with Albara corporation, a Colorado corporation ("Albara"), pursuant to a merger of the Company with and into a wholly-owned subsidiary of Albara as the surviving corporation, and the Company's common stock converting into the right to receive a certain number of shares of Albara's common stock, no par value per share ("Common Stock") including shares of Common Stock issuable pursuant to the Plan of Merger by and between Albara, its wholly-owned subsidiary and the Company, as outlined in the Plan of Merger, each of the undersigned hereby makes the following certifications and representations with respect to the Common Stock that is being exchanged by the undersigned pursuant to the Plan of Merger (the "Shares").

The undersigned is either an "accredited investor," as that term is defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act") or prior to the acquisition of Common Stock, (i) has been given an opportunity by Albara to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information from Albara that is necessary to make an informed decision regarding the offering, and (ii) has been advised by Albara of the limitations on resale.

By answering the questions listed below, the undersigned further represents that the undersigned has the educational background and the business and financial knowledge and experience necessary to evaluate the prospective investment in Albara:


1. Please describe your educational background, indicating degrees obtained.




2.a) Please state your present occupation, employer, primary business address, and business phone number.



(b)    Please describe your occupational history briefly.
       Specific employers need not be identified. What is sought is a description of your experience in financial and business matters.



3. Please indicate your prior experience in investing in new, speculative, companies.



4.     Please indicate any other relevant investment experience.



5. Please describe any pre-existing personal or business relationship between you and Albara, or any of its officers or directors.


Page 2
Leapfrog Smart Products, Inc.
November __, 1999
_________________________



6. If you have a background or experience in the business conducted by Albara, please describe.


The undersigned represents and warrants that the undersigned is acquiring the Shares solely for the undersigned's account for investment and not with a view to or for sale or distribution of the Shares or any part thereof. The undersigned also represents that the entire legal and beneficial interests of the Shares the undersigned is acquiring is being acquired for, and will be held for, the undersigned's account only.

The undersigned understands that the Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the Shares is to be effected. The undersigned realizes that the basis for the exemption may not be present if, notwithstanding the undersigned's representations, the undersigned has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.
The undersigned has no such intention.

The undersigned recognizes that the Shares being acquired by the undersigned must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware that the Shares may not be sold pursuant to Rule 144 adopted under the Securities Act
("Rule 144") unless certain conditions are met including, among other things, (1) the availability of certain current public information about the Purchaser, (2) the passage of required holding periods under Rule 144 and (3) compliance with limitations on the volume of shares which may be sold during any three-month period. The undersigned acknowledges that the certificates representing the Shares will be legended to reflect these restrictions.

The undersigned further agrees not to make any disposition of all or any part of the Shares being acquired in any event unless and until:

1.The Shares are transferred pursuant to Rule 144; or

2.Albara shall have received a letter secured by the undersigned from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or


3.There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

4.(i) The undersigned shall have notified Albara of the proposed disposition and shall have furnished Albara with a detailed statement of the circumstances surrounding the proposed disposition and (ii) the undersigned shall have furnished Albara with an opinion of counsel for the undersigned to the effect that such disposition will not require registration of such Shares under the Securities Act.


Signature


_________________________________


Print Name

__________________________________